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                      EXHIBIT 99.1 - INVESTMENT PERFORMANCE

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                              ------------------------------------------------------------------------------------------------------
                                                                     INVESTMENT PERFORMANCE (1)
                              ------------------------------------------------------------------------------------------------------
($ in millions)
                                   FULLY REALIZED AND PUBLIC INVESTMENTS (2)                  TOTAL FOR ALL INVESTMENTS (3)
                              ===================================================  =================================================
                              NUMBER OF    INVESTED              GROSS   MULTIPLE  NUMBER OF   INVESTED              GROSS  MULTIPLE
                              INVESTMENTS   CAPITAL    VALUE    IRR (4)  OF COST   INVESTMENTS CAPITAL     VALUE    IRR (4)  OF COST
                              -----------  --------   -------   -------  --------  ----------- -------    -------   ------- --------
INDUSTRY
 Telecommunications, Media &
   Technology                       174    $ 1,417    $ 5,319     90.4%     3.8x        460    $ 3,845    $ 8,189     51.7%     2.1x
 Life Sciences & Healthcare
   Infrastructure                    70        467      1,292     43.6%     2.8x        144      1,130      1,945     24.6%     1.7x
 Industrial                         179      1,095      2,808     39.1%     2.6x        318      3,062      5,248     24.4%     1.7x
 Consumer, Retail & Services        138        878      1,716     25.7%     2.0x        220      1,876      2,878     16.5%     1.5x
 Financial Services                  24        222        495     67.7%     2.2x         60        657      1,076     30.9%     1.6x
                                -------    -------    -------    -----     -----    -------    -------    -------    -----     -----
 TOTAL                              585    $ 4,079    $11,630     54.0%     2.9x      1,202    $10,570    $19,336     31.7%     1.8x

ASSET CLASS
 Venture                            140    $   810    $ 2,639    100.2%     3.3x        466    $ 2,835    $ 5,021     45.6%     1.8x
 Buyout                             346      2,178      5,515     43.1%     2.5x        509      4,845      8,932     29.0%     1.8x
 Growth Equity                       99      1,091      3,476     52.9%     3.2x        227      2,890      5,383     28.1%     1.9x
                                -------    -------    -------    -----     -----    -------    -------    -------    -----     -----
 TOTAL                              585    $ 4,079    $11,630     54.0%     2.9x      1,202    $10,570    $19,336     31.7%     1.8x

REGION
 North America                      523    $ 3,694    $10,692     52.6%     2.9x        929    $ 8,357    $16,289     33.8%     2.0x
 Latin America                       12        113        232     79.5%     2.1x         68        638        787     11.9%     1.2x
 Europe                              41        231        620     66.9%     2.7x        140      1,241      1,835     27.1%     1.5x
 Asia                                 9         41         86     95.3%     2.1x         65        334        425     17.9%     1.3x
                                -------    -------    -------    -----     -----    -------    -------    -------    -----     -----
 TOTAL                              585    $ 4,079    $11,630     54.0%     2.9x      1,202    $10,570    $19,336     31.7%     1.8x
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See Exhibit 99.2 for the notes referred to above.


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